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                                                                    EXHIBIT 10.1




                 CALL OPTION, PUT OPTION AND PURCHASE PRICE ADJUSTMENT AGREEMENT (this "Agreement") dated as of March 17, 1998, by and between Apartment Investment and Management Company, a Maryland corporation ("AIMCO"), and _________ (the "Stockholder").

                 WHEREAS, the Stockholder beneficially owns (i) an aggregate of ______________________ shares of Common Stock, par value $.01 per share ("IFG Stock"), of Insignia Financial Group, Inc. ("IFG"), (ii) options and/or warrants to purchase an aggregate of __________ shares of IFG Stock, but only to the extent they are outstanding on the Call Option Trigger Date (as hereinafter defined) or the Put Option Trigger Date (as hereinafter defined), and if any option or warrant is exercised, then the number of shares of IFG Stock shall be increased by the number of shares received upon such exercise (collectively, "Insignia Options"), and (iii) ________ shares of beneficial interest, par value $0.01 per share ("IPT Stock"), of Insignia Properties Trust ("IPT");

                 WHEREAS, AIMCO, IFG and Insignia/ESG, Inc., a Delaware corporation ("SpinCo"), are entering into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), which provides, among other things, for the merger of IFG with and into AIMCO, with AIMCO as the surviving corporation; and

                 WHEREAS, in order to induce AIMCO to enter into the Merger Agreement and in further consideration thereof, the Stockholder has agreed to grant AIMCO the Call Option (as hereinafter defined) on the terms and subject to the conditions set forth herein.

                 NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto intending to be legally bound agree as follows:

                 1.       Grant of Call Option; Price Protection; Put Option.
(a) Upon the terms and subject to the conditions contained herein, the Stockholder hereby grants AIMCO an irrevocable option (the "Call Option") to purchase in the aggregate 45% of the shares of IFG Stock, 45% of the shares of IFG Stock issuable upon the exercise of the Insignia Options and 45% of the shares of IPT Stock (collectively, the "Stockholder's Shares"); provided, however, in the event (a) the Spin Off has occurred or (b) the Merger Agreement is terminated by Target pursuant to Section 9.1(e) thereof, or pursuant to
Section 9.1(b), (c) or (d) of the Merger Agreement following the making of an Acquisition Proposal, unless such Acquisition Proposal relates only to SpinCo (whether or not the Spin Off has occurred), "Stockholder's Shares" shall mean 100% of




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the shares of IFG Stock, 100% of the shares of IFG Stock issuable upon the exercise of the Insignia Options and 100% of the shares of IPT Stock. The per share purchase price for each share of IFG Stock shall be $25.00 per share (the "IFG Per Share Purchase Price") and the per share purchase price for each share of IPT Stock shall be $13.25 per share; provided, however, that in the event the Spin Off has occurred, the IFG Per Share Purchase Price shall be reduced to $11.00 per share. The aggregate purchase price for the Stockholder's Shares shall be payable by AIMCO at the Closing (as hereinafter defined) by wire transfer in immediately available funds to an account or accounts designated by the Stockholder prior to the Closing Date (as hereinafter defined).

                 If during the term of this Agreement AIMCO increases the Merger Consideration payable pursuant to the Merger Agreement in response to an Acquisition Proposal, then the IFG Per Share Purchase Price for the Stockholder's Shares shall be increased by the amount of the increase of the Merger Consideration. If any portion of the Merger Consideration is payable in a form of consideration that is not cash, then AIMCO and the Stockholder shall mutually determine the dollar value of the non-cash portion of the Merger Consideration (it being understood that for the purposes of this Agreement the Merger Consideration set forth in the Merger Agreement is valued by the parties at $25.00 per share, and the Independent Appraiser (as defined below) shall be bound by such valuation). If AIMCO and the Stockholder are unable to agree on the dollar value of such non-cash consideration, then the IFG Per Share Purchase Price shall be immediately increased to the lower of (a) the estimate of the dollar value of such non-cash consideration offered by AIMCO and (b) the estimate of the dollar value of such non-cash consideration offered by the Stockholder, but in no case shall the IFG Per Share Purchase Price be less than $25 per share before the Spin Off has occurred or less than $11 per share after the Spin Off has occurred and no less than the lower of clause (a) or (b) above (the "Agreed Price"). The IFG Per Share Purchase Price shall later be adjusted to the extent that the Independent Appraiser provides an appraisal of the dollar value of the non-cash portion of the increase in the Merger Consideration offered by AIMCO. "Independent Appraiser" shall mean that independent qualified appraiser jointly selected by AIMCO and the Stockholder. AIMCO and the Stockholder shall each bear one-half of the cost of any appraisal provided by the Independent Appraiser, and shall instruct the Independent Appraiser to render his report within 30 days.

                 In the event that, after payment of the Aggregate Purchase Price to the Stockholder pursuant to this Section 1(a) or Section 1(c) hereof, the Independent Appraiser delivers an appraisal report to AIMCO and the Stockholder which indicates that the IFG Per Share Purchase Price is subject to adjustment pursuant to this Section 1(a), then if the appraisal report indicates that the Agreed Price was lower than indicated


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by such appraisal report, then AIMCO shall, within 10 days, wire transfer immediately available funds to an account or accounts designated by the Stockholder the difference between the value set forth in such appraisal report and the amount theretofore paid to the Stockholder pursuant to this Section 1(a) or Section 1(c) hereof.

                 The "Aggregate Purchase Price" shall mean the aggregate purchase price for the Stockholder's Shares as established pursuant to the preceding portions of this Section 1(a).

                 (b) Upon the terms and subject to the conditions contained herein, AIMCO hereby grants to Stockholder the irrevocable right (the "Price Protection Right") to receive from AIMCO an amount (the "Price Protection Payment") equal to the difference between (i) the Aggregate Purchase Price and
(ii) (a) the average closing sale price per share of IFG Stock on the New York Stock Exchange (the "NYSE") for the three (3) trading days preceding the date on which the Stockholder gives written notice to exercise its Purchase Price Right multiplied by 45% of the aggregate number of shares of IFG Stock plus the aggregate number of shares of IFG Stock issuable upon the exercise of the Insignia Options which are subject to the Price Protection Right plus (b) the average closing sale price per share of IPT Stock on the securities exchange or listing or quotation service on which the IPT Stock is traded for the three (3) trading days preceding the date on which the Stockholder gives written notice to exercise its Price Protection Right, or $13.25, if IPT Stock is not then listed on any securities exchange or listing or quotation services multiplied by 45% of the aggregate number of shares of IPT Stock subject to the Price Protection Right; provided, however, that in the event that (i) the Spin Off has occurred or (ii) the Merger Agreement is terminated by Target pursuant to
Section 9.1(e) thereof, or pursuant to Section 9.1(b), (c) or (d) of the Merger Agreement following the making of an Acquisition Proposal, unless such Acquisition Proposal relates only to SpinCo (whether or not the Spin Off has occurred), before the Closing with respect to the Price Protection Trigger Event (as hereinafter defined), "Price Protection Payment" shall mean an amount equal to the difference between (i) the Aggregate Purchase Price giving effect to the Spin Off (if the Spin Off has occurred) and (ii) (a) the average closing sale price per share of IFG Stock on the NYSE for the three (3) trading days preceding the date the Stockholder gives written notice to exercise its Price Protection Right multiplied by the sum of 100% of the shares of IFG Stock plus the aggregate number of shares of IFG Stock issuable upon the exercise of the Insignia Options which are subject to the Price Protection Right plus (b) the average closing sale price per share of IPT Stock on the securities exchange or listing or quotation service on which the IPT Stock is traded for the three (3) trading days preceding the date on which the Stockholder gives written notice to exercise its





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Price Protection Right, or $13.25 if the IPT Stock is not then listed on any securities exchange or listing or quotation service, multiplied by 100% of the shares of IPT Stock subject to the Price Protection Right. The Price Protection Payment shall be payable by wire transfer in immediately available funds to an account or accounts designated by the Stockholder prior to the Closing Date.

                 (c) Upon the terms and subject to the conditions contained herein, AIMCO hereby grants to the Shareholder an irrevocable option (the "Put Option") to sell to AIMCO the Stockholder's Shares. The per share purchase price for each share of IFG Stock purchased in connection with the Put Option shall be the IFG Per Share Purchase Price and the per share purchase price for each share of IPT Stock purchased in connection with the Put Option shall be $13.25 per share; provided, however, that in the event the Spin Off has occurred, the IFG Per Share Purchase Price shall be reduced to $11.00 per share. The Aggregate Purchase Price shall be payable by AIMCO at the Closing by wire transfer in immediately available funds to an account or accounts designated by the Stockholder prior to the Closing Date.

                 2. Term of Call Option, Price Protection Right and Put Option. Each of the Call Option, the Price Protection Right and the Put Option shall commence on the date hereof and shall expire on the Termination Date (the "Expiration Date"). "Termination Date" means the earlier to occur of (i) the time immediately prior to the Effective Time (as defined in the Merger Agreement), and (ii) five business days after the occurrence of either, a Call Option Trigger Event, a Put Option Trigger Event or a Price Protection Trigger Event, provided that if AIMCO or the Stockholder, as the case may be, provides written notice to the other party of its wish to exercise the Call Option, in the case of AIMCO, or the Price Protection Right or the Put Option, in the case of the Stockholder, then ten business days after the earliest of (a) delivery of the written notice, if any, exercising the Call Option, (b) delivery of the written notice, if any, exercising the Price Protection Right, if there has been no Call Option Trigger Event or if no exercise of the Call Option has been delivered, (c) delivery of the written notice, if any, exercising the Put Option and (d) the satisfaction or waiver of the applicable conditions set forth in the first paragraph of Section 3 hereof.


                 3. Exercise of Call Option, Price Protection Right and Put Option. Subject to the provisions set forth below, each of the Call Option, the Price Protection Right or the Put Option may be exercised by either AIMCO or the Stockholder, as the case may be, at any time on and after the date hereof through and including the Expiration Date; provided that (a) no statute, rule, regulation, court order, or injunction shall have been enacted, entered, promulgated or enforced, and be in force, by any court





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or governmental authority which prohibits the consummation of the purchase and sale of the Stockholder's Shares hereunder; (b) any waiting period applicable to the purchase and sale of the Stockholder's Shares hereunder under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") shall have expired or been terminated; (c) a Call Option Trigger Event, with respect to exercise, if any, of the Call Option shall have occurred prior to the Termination Date; and (d) a Price Protection Trigger Event, with respect to exercise, if any, of the Price Protection Right, shall have occurred prior to the Termination Date and (e) a Put Option Trigger Event, with respect to exercise, if any, of the Put Option, shall have occurred prior to the Termination Date; provided, further, that in the case of the Price Protection Right or the Put Option (x) the representations and warranties of the Stockholder contained in Section 5 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date; and (y) the Stockholder shall have performed and complied in all material respects with each of its obligations under this Agreement required to be performed by it at
or prior to the Closing Date.   For purposes of this Agreement, a "Call Option
Trigger Event" means the date on which the Merger Agreement has been terminated for any reason prior to consummation of the Merger, other than termination due to (aa) failure of any waiting period under the HSR Act applicable to the Merger to have expired or terminated, (bb) any permanent injunction or other order by any federal or state court preventing consummation of the Merger or
(cc)(i) Target validly terminating the Merger Agreement pursuant to Section 9.1(b)(i) thereof and (ii) the absence of a right by AIMCO to validly terminate the Merger Agreement pursuant to Section 9.1(b)(i) thereof. For purposes of this Agreement, "Price Protection Trigger Event" means the date which is five business days after the occurrence of a Call Option Trigger Event, provided that no exercise of the Call Option has been delivered by the last day for the giving of such notice. For purposes of this Agreement, a "Put Option Trigger Event" means the date on which the Merger Agreement has been validly terminated by Target pursuant to Section 9.1(b)(i) thereof, but if, and only if, AIMCO did not have the right to validly terminate the Merger Agreement pursuant to
Section 9.1(b)(i) thereof on the date of such termination.

                 In the event AIMCO wishes to exercise the Call Option, or the Stockholder wishes to exercise the Price Protection Right or the Put Option, such exercising party shall send written notice (which shall be irrevocable) to the other party specifying that it wishes to purchase the Stockholder's Shares, in the case of the Call Option, receive the Price Protection Payment, in the case of the Price Protection Right, or sell the Stockholder's Shares, in the case of the Put Option, and a date (the "Closing Date") for the closing of such purchase or receipt of such payment (a "Closing"). Such notice shall be sent no later than the fifth business day following the Call Option Trigger





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Event, the Price Protection Trigger Event or the Put Option Trigger Event, as
the case may be. The Closing shall take place on the tenth business day after the earliest of (a) delivery of the written notice, if any, exercising the Call Option, (b) delivery of the written notice, if any, exercising the Price Protection Right, (c) delivery of the written notice, if any, exercising the Put Option, and (d) the satisfaction or waiver of the applicable conditions set forth in the preceding paragraph, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York or at such other place as may be mutually agreed upon by AIMCO and the Stockholder. Until either the Call Option, in the case of AIMCO, or the Price Protection Right or the Put Option, in the case of the Stockholder, has been exercised and AIMCO has paid the Aggregate Purchase Price or the Price Protection Payment, as the case may be, in full as provided for in Section 1 hereof, the parties hereto agree that the Stockholder shall own the Stockholder's Shares and Insignia Options for all purposes.

                 In the event AIMCO delivers written notice exercising the Call Option, Stockholder shall, immediately prior to the Closing, exercise the Insignia Options and purchase from IFG the shares of IFG Stock issuable upon the exercise of the Insignia Options. Concurrent with Stockholder's exercise of the Insignia Options, AIMCO shall loan to Stockholder an amount equal to the aggregate exercise price of the Insignia Options in consideration for a promissory note payable on demand (the "Promissory Note") which shall be secured by all the shares of IFG Stock owned by Stockholder, the Insignia Options and the IFG Stock acquired upon the exercise of the Insignia Options and with full recourse against the Stockholder. The Promissory Note shall bear interest at a rate equal to AIMCO's weighted average cost of funds.

                 If the person signing this Agreement is Andrew Farkas, he agrees that in the event the Call Option is exercised and he is unable to deliver any of the Stockholder's Shares for any reason including, without limitation, because Metropolitan Asset Partners IV L.P. ("MAP IV") and/or Metropolitan Asset Partners V L.P. ("MAP V") have not distributed shares to Mr. Farkas for any reason, he will be in breach of this Agreement and liable to AIMCO for damages.

                 4. Payment and Delivery of Certificates. At any Closing pursuant to an exercise of the Call Option, the Price Protection Right or the Put Option hereunder:

                 (a) AIMCO will make payment to the Stockholder of the Aggregate Purchase Price or the Price Protection Payment, as the case may be, as provided for in Section 1 hereof in immediately available funds.





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                 (b) In the event of the exercise of the Call Option or the Put
Option, Stockholder shall deliver to AIMCO certificates evidencing
Stockholder's Shares, in form ready for transfer, duly endorsed in blank with all signatures guaranteed by a member firm of the New York Stock Exchange or by a national bank. At the Closing, and from time to time thereafter, Stockholder shall execute and deliver such other documents and instruments, and take such other actions, as AIMCO may reasonably request, in order to more fully vest in AIMCO and perfect its title to Stockholder's Shares.

                 5.       Representations and Warranties of Stockholder.
Except as set forth on Schedule 5 attached hereto, the Stockholder represents and warrants to AIMCO that: (a) Stockholder has duly authorized, executed and delivered this Agreement and this Agreement is a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms; and neither the execution of this Agreement nor the consummation by such Stockholder of the transactions contemplated hereby will constitute a violation of or default under, or conflict with, any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which such Stockholder is a party or by which Stockholder is bound; (b) as of the date hereof, the Shares and Insignia Options listed on Annex A to this Agreement represent all the shares of IFG Stock and IPT Stock and Insignia Options as to which the Stockholder has a pecuniary beneficial interest (other than through a limited partnership of which he or his controlled entity is not a general partner) and (as to restricted stock and Insignia Options) are vested, and there are no options, warrants or rights to purchase or acquire, or agreements relating to, the Stockholder's Shares and Insignia Options other than this Agreement, and the instruments permitting or effectuating the grant of restricted stock and Insignia Options; (c) upon dissolution of MAP IV and MAP V, the Stockholder will have (without exception) good title to the Stockholder's Shares and Insignia Options free and clear of all claims, liens, charges, encumbrances and security interest of any nature whatsoever, except that the Stockholder may have pledged all or part of the Stockholder's Shares to a bona fide financial institution if (unless the person signing this Agreement is one of Messrs. Aston, Garrison, or Uretta) such institution agrees in writing to be bound by this Agreement, and the Stockholder will transfer to AIMCO good title to the Stockholder's Shares other than the Insignia Options, free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever placed thereon by the Stockholder or, if the person signing this Agreement is Andrew L. Farkas, by MAP IV and MAP V; (d) except for the Voting Agreement and the Proxy, the Stockholder is not a party to or otherwise bound by any proxy, voting agreement or restriction which affects the voting rights of the Shares or any shares underlying the





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Insignia Options or any capital stock or other security of IFG; and (e) in the case of a Stockholder which is a trust, the undersigned individual trustees of such trust are lawful and duly appointed trustees of such trust and have full power and authority on behalf of such trust to enter into this Agreement and to consummate the transactions contemplated hereby.

                 6. Representations and Warranties of AIMCO. AIMCO represents and warrants to the Stockholder as follows: (a) AIMCO is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland; (b) AIMCO has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; (c) the execution, delivery and performance of this Agreement by AIMCO and the consummation by it of the transactions contemplated hereby have been approved by all necessary corporate action on the part of AIMCO; (d) this Agreement constitutes the legal, valid and binding obligation of AIMCO; and (e) AIMCO is purchasing the Stockholder's Shares for investment only and not with a view to the distribution thereof.

                 7. Covenants of the Stockholder. (a) The Stockholder shall not transfer, pledge, hypothecate, sell, exchange or offer to transfer or sell or otherwise dispose of or encumber or grant any proxy or consent with respect to any of the Shares or Insignia Options at any time prior to the Termination Date, except that the Stockholder may execute the Voting Agreement and the Irrevocable Proxy, dated as of the date hereof, by and between the parties hereto (the "Voting Agreement and the Proxy"), sell the Insignia Options to IFG after the Spin Off and prior to the consummation of the Merger or pledge all or part of the Stockholder's Shares to a bona fide financial institution which agrees in writing to be bound by this Agreement.

                 (b) The Stockholder, in his or its capacity as a holder of Shares and Insignia Options, agrees that prior to the Closing the Stockholder will retain record (to the extent he or it possesses record ownership as of the date hereof) and beneficial ownership of all of the Stockholder's Shares and (except as contemplated by Section 7(a)) the Insignia Options.

                 (c) If this Agreement is signed by Andrew L. Farkas, in the event that (a) at the time of delivery of the Call Option Notice or (b) at any time following an Acquisition Proposal (as defined in the Merger Agreement) upon the written request of AIMCO, Mr. Farkas does not own of record any of the Stockholder's Shares and such shares are beneficially owned by MAP IV or MAP V, Mr. Farkas in his capacity as the





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sole stockholder and director of Metro Shelter Directives, Inc., the sole general partner of MAP IV, and in his capacity as the sole stockholder and director of MV Inc., the sole general partner of MAP V, will cause each of MAP IV and MAP V to distribute, within three business days following delivery of the Call Option or within three business days following AIMCO's written request, to him the number of shares of IFG Stock set forth on Annex A.

                 8. Resale of AIMCO Shares. The Stockholder hereby agrees that unless he or it receives prior written consent of AIMCO, such Stockholder will not sell, assign, transfer or otherwise dispose of any shares of capital stock of AIMCO obtained pursuant to the Merger, or enter into any negotiations, commitments or agreements with respect to any such disposition, during the period ending on the second anniversary of the consummation of the Merger, as applicable; provided; however, such Stockholder may dispose of any such capital stock to a family member or related trust or estate planning vehicle if such person, trust or entity agrees in writing to be bound by the provisions of this Agreement, or may pledge all or part of the shares of capital stock of AIMCO held by the Stockholder to a bona fide financial institution which agrees in writing to be bound by this Agreement; provided further, that the Stockholder may sell or otherwise dispose of up to twenty-five (25)% of such shares of capital stock of AIMCO during the period commencing on the Closing Date and ending six months thereafter and an additional 25% during each subsequent six month period. AIMCO agrees that it will respond to any request by the Stockholder pursuant to the preceding sentence within five business days of its receipt thereof.

                 If the Stockholder is unable after reasonable efforts to locate a bona fide financial institution which is willing to be bound in writing to this Agreement, then AIMCO shall, upon execution of customary loan and security agreements, provide a loan to the Stockholder, in an amount equal to fifty (50)% of the aggregate fair market value of the shares of capital stock of AIMCO then owned by the Stockholder (or the Stockholder's Shares, if the Merger has not been consummated), which loan shall be secured by all the shares of capital stock of AIMCO then owned by the Stockholder (or the Stockholder's Shares, if the Merger has not been consummated) provided, however, that the value of such loan shall not exceed five percent of the value of the total assets of AIMCO, all as measured for purposes of Section 856(c)(4)(B) of the Code. Such loan shall be recourse to the Stockholder, shall be for a term of three years, shall bear interest at a rate which is equal to AIMCO's weighted average cost of capital, as calculated on the date such loan is provided to the Stockholder, and all accrued interest on the principal amount of such loan shall be due and payable semi-annually.





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                 This Section 8 shall not apply if the Stockholder is a Trust.

                 9. Covenants of AIMCO. AIMCO hereby agrees that if it consents in writing to the Stockholder's request to sell shares of capital stock of AIMCO pursuant to Section 8 hereof, then it will, from the date of delivering such written consent to the Stockholder, consent in writing to any requests by any other person or entity signing an agreement substantially the same as this Agreement in the two weeks before or after this Agreement is executed (the "Parallel Agreements") to sell shares of capital stock of AIMCO pursuant to Section 8 of the Parallel Agreements. AIMCO hereby agrees not to exercise the Call Option granted herein unless it simultaneously exercises the call options granted to it pursuant to the Parallel Agreements.

                 10. Trustee Liability. Any undersigned individual trustee of a trust which is a Stockholder of IFG shall have no personal liability hereunder, and it is understood that any such trustee that signs this Agreement shall do so on behalf of such trust in his or her capacity as trustee of such trust, and not in his or her individual capacity.

                 11. HSR Act. Each party hereto shall file or cause to be filed with the FTC and the Department of Justice any notifications required to be filed by their respective "ultimate parent" companies under the HSR Act and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. Such parties will use all commercially reasonable efforts to make any such filings in a timely manner and respond on a timely basis to any requests for additional information made by either of such agencies.

                 12. Specific Performance. The parties hereto agree that their respective remedies at law would be inadequate in the event of any default by the other party in the performance of such party's obligations under this Agreement. Accordingly, the parties hereto agree that in the event of any such default the non-defaulting party shall have the right to seek specific performance of such obligations as well as any other legal remedies to which such non-defaulting party may be entitled.

                 13. Assignment; Parties in Interest. This Agreement shall not be assignable, except that AIMCO may assign its rights under this Agreement to a subsidiary or affiliate of AIMCO or, if AIMCO determines that its status as a real estate investment trust would make advisable a partial purchase by AIMCO and assignment of its remaining rights under this Agreement to a third party, to any third party who





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agrees in writing to be bound by this Agreement; provided, however, that no assignment shall effect the obligations of AIMCO under this Agreement. This Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the parties hereto and their successors (including administrators and executors of individuals or trusts).

                 14. Amendments. No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by or on behalf of AIMCO and by or on behalf of each Stockholder or their respective heirs, representatives, successors or assigns. All notices and other communications pursuant to this Agreement shall be in writing or by fax and mailed or sent to each party hereto at its address set forth on the signature page hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto.

                          15.     GOVERNING LAW.  THIS AGREEMENT SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAWS THEREOF.

                 16. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

                 15. Effect of Headings. The descriptive headings contained herein are for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                 16. Capitalized Terms. Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Merger Agreement.

                 17. Information to be Supplied. If the person signing this Agreement is one of Messrs. Aston, Garrison, or Uretta, the number of shares and options is not yet filled in and he agrees to supply such information to AIMCO promptly but in any case within two weeks and agrees that he is bound by this Agreement prior to and following delivery of such information.

                           *     *     *     *     *





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                 IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first written above.


                                        APARTMENT INVESTMENT AND
                                        MANAGEMENT COMPANY


                                        By:
                                            -----------------------------------
                                        Name: Peter Kompaniez
                                        Its:  President
                                        Address:  1873 South Bellaire Street
                                                  Suite 1700
                                                  Denver, Colorado 80222
                                                  Tele: (303) 757-8101
                                                  Fax:  (303) 757-8735



                                        STOCKHOLDER



                                        ---------------------------------------
                                        Name:
                                        Address:






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